Exhibit 99

NEWS RELEASE
Contact:	William J. Small
Chairman, President and CEO
(419) 782-5104
bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2009

FOURTH QUARTER AND FULL YEAR EARNINGS

•	Net Income of $1.6 million for 2009 fourth quarter, compared with $880,000 in the fourth quarter of 2008

•	Provision for Loan Losses of $7.0 million for the fourth quarter

•	Other-Than-Temporary Impairment of $1.4 million recognized on certain investment securities

•	Recapture of $397,000 valuation allowance on Mortgage Servicing Rights

•	Deposit growth of $37.1 million in the fourth quarter

DEFIANCE, OHIO (January 18, 2010) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for the fiscal year ended December 31, 2009 totaled $8.3 million, or $.76 per diluted common share compared to $7.4 million or $.91 per diluted common share for the year ended December 31, 2008. The 2008 twelve month results included $1.1 million of acquisition-related charges associated with the March 14, 2008 acquisition of Pavilion Bancorp of Adrian, Michigan (Pavilion) and its subsidiary the Bank of Lenawee. Excluding the after-tax impact of those charges, First Defiance had earnings of $8.1 million, or $1.00 per diluted common share for the twelve months ended December 31, 2008. For the fourth quarter ended December 31, 2009, First Defiance earned $1.6 million or $0.14 per diluted common share compared to $880,000 or $0.09 per diluted common share for the fourth quarter of 2008.

“Despite the very difficult operating environment in 2009, the company remained profitable for the quarter and the full year of 2009,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “Our fundamental operating metrics were again very solid; however the persistent weakness in the economy and the resulting impact on asset quality is reflected in our results for the fourth quarter. Higher provision expense and additional expenses related to collections and OREO as well as charges relating to the closure of two branch office facilities had a negative effect on earnings for the quarter.”

Credit Quality

The fourth quarter 2009 results include expense for provision for loan losses of $7.0 million, compared with $3.8 million in the same period in 2008 and $8.1 million in the third quarter of 2009. “In light of the high unemployment environment, as well as the uncertainty of the commercial real estate market, we believe it is prudent to continue to build general reserves,” said Small. “This decision drove the provision expense increase in the fourth quarter.” The allowance for loan loss as a percentage of average total loans increased to 2.17% at December 31, 2009 from 1.92% at September 30, 2009 and 1.52% at December 31, 2008.

Non-performing loans totaled $47.9 million at December 31, 2009, up from $40.1 million at September 30, 2009. The December 31, 2009 balance included $41.2 million of loans that are on non-accrual or 90 days past due and another $6.7 million of loans considered non-performing because of changes in terms granted to borrowers, although the loans are still accruing interest. In addition, First Defiance had $13.5 million of Real Estate Owned at December 31, 2009. For the fourth quarter of 2009, First Defiance recorded net charge-offs of $3.2 million, which represented 0.79% of average loans outstanding (annualized) for the quarter, compared with 0.66% in the third quarter of 2009 and 0.67% in the fourth quarter of 2008.

“Asset quality continues to have an impact on earnings in this economy,” Small said. “However, our delinquency numbers improved in the fourth quarter over the third quarter results and with two consecutive quarters of improvement we hope this indicates a positive trend. We also saw a slight increase in charge-offs in the linked quarters. We continue to devote significant resources to the monitoring and early recognition of any weaknesses in the portfolio. While we are not seeing new categories of loan problems arise in the portfolio, we are focused on the wider economic environment in which we operate. The overall reserve build was appropriate based on our general view regarding the near term direction of the local, regional and national economy.”

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the fourth quarter of 2009 totaled $1.4 million. The OTTI charge for the quarter related to three securities which were written down to a total fair value of $25,000 in the fourth quarter, and one other Trust Preferred Collateralized Debt Obligation (CDO) with a remaining book value of $243,000 and a market value of $141,000 at December 31, 2009. The company also has one CDO that has had prior OTTI but did not have additional charges in the fourth quarter with a book value of $751,000 and a market value of $284,000 at December 31, 2009.

First Defiance has other Trust Preferred CDO investments that have not had OTTI charges with a total book value of $2.9 million and market value of $1.1 million at December 31, 2009. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market. These investments continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary, and, therefore, has not recognized the reduction in value of those investments in earnings.

Net Interest Margin

Net interest income increased to $17.5 million in the fourth quarter of 2009 compared to $16.0 million in the 2008 fourth quarter, and was basically flat with the third quarter of 2009 which was $17.6 million. Net interest margin was 3.82% for the 2009 fourth quarter compared to 3.88% in the third quarter of 2009 and 3.72% in the fourth quarter of 2008. Yield on interest earning assets declined by 55 basis points, to 5.45% in the fourth quarter of 2009 from 6.00% in the 2008 fourth quarter, while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 63 basis points, to 1.67% from 2.30%.

“We have a very disciplined pricing strategy that resulted in the stable net interest margin for the quarter,” said Small. “We will continue to focus on managing the margin and will adjust our pricing strategy as needed.”

Non-Interest Income

Non-interest income for the 2009 fourth quarter increased to $5.6 million from $2.8 million in the fourth quarter of 2008. Loss on investment securities, net of gains of $5,000, for the fourth quarter of 2009, was $1.4 million, compared with a loss of $596,000 in the fourth quarter of 2008. Mortgage banking income increased to $2.1 million in the fourth quarter of 2009, from a loss of $636,000 for the same period in 2008. Gains from the sale of mortgage loans decreased slightly in the fourth quarter of 2009 to $1.5 million from $1.6 million in the fourth quarter of 2008. Mortgage loan servicing revenue increased $2.8 million over the fourth quarter of 2008.

First Defiance recorded a recapture of $397,000 on mortgage servicing rights (MSR) valuation adjustment in the fourth quarter of 2009, compared with a charge of $2.7 million in the fourth quarter of 2008. The MSR valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights.

“The large increase in mortgage banking income this quarter compared to the fourth quarter of 2008 more than offset the increase in the Other Than Temporary Impairment charges this quarter,” commented Small. “We did see a reduction in mortgage originations compared to the first three quarters of 2009, a trend we expect to continue, but originations still out paced 2008.”

Non-Interest Expenses

Total non-interest expense was $14.5 million for the quarter ended December 31, 2009, an increase from the $13.6 million of non-interest expense, which included $85,000 of acquisition-related charges recognized in the 2008 fourth quarter.

Compensation and benefits decreased by $150,000 compared to the 2008 fourth quarter. FDIC insurance expense increased to $637,000 in the fourth quarter of 2009 from $290,000 in the same period of 2008 as a result of the FDIC rate increases and higher insured deposits. Other non-interest expense increased to $3.7 million in the fourth quarter of 2009 from $2.8 million in the fourth quarter of 2008. The fourth quarter of 2009 included approximately $652,000 of write- downs and charges for two branch office facilities that are in process of closing and one branch relocation. Credit, collection and OREO-related costs were $651,000 in the quarter, a $235,000 increase over the fourth quarter of 2008. Legal, consulting and other professional service fees were $575,000 in the quarter, an increase of $234,000 over the fourth quarter of 2008. Deferred compensation expense increased $331,000 from the fourth quarter of 2008. These increases were partially offset by a recovery of $175,000 on a previously recorded loss relating to an investment advisor and decreases in marketing, credit card servicing charges and miscellaneous other operating expenses.

Annual Results

On an annual basis, earnings for 2009 were $8.3 million, an increase of $902,000 from $7.4 million in 2008. Net interest income for 2009 totaled $67.3 million, a $5.1 million or 8.2% increase over 2008. Average interest-earning assets increased to $1.8 billion for 2009 compared to $1.7 billion in 2008. Net interest margin for 2009 was 3.76%, compared with 3.80% for 2008.

The provision for loan losses for 2009 was $21.7 million, compared to $12.6 million in 2008.

Non-interest income for the twelve month period ended December 31, 2009 was $26.3 million compared to $19.1 million during the same period of 2008. The 2009 results include securities losses of $3.7 million recognized, of which $3.9 million relate to OTTI charges recognized for impaired investment securities partially offset by $284,000 of gains on the sale of securities compared with losses of $3.2 million in 2008 related to OTTI. Service fees and other charges were $13.5 million for the year compared to $13.3 million during 2008. Mortgage banking income for 2009 was $9.7 million, an increase of $6.8 million over 2008 primarily due to an increase of $4.4 million from gain on sale and $4 million due to the impact of positive valuation adjustment in 2009 on Mortgage Servicing Rights.

Non-interest expense increased to $60.4 million for the full year of 2009 from $57.8 million in 2008. Excluding the acquisition-related charges in 2008 of $1.1 million, non-interest expense increased by 6.5%. FDIC insurance expense increased by $2.3 million in large part due to the FDIC special assessment and increased assessments based on higher balances of insured deposits.

Non-interest expense also includes $3.4 million of credit, collection and OREO-related costs compared with $1.3 million in 2008. Costs associated with the branch facilities closure and relocation were $652,000 in 2009. The year over year change in expense relating to deferred compensation was $1.05 million. During 2009 the company recovered $190,000 associated with losses related to a former investment advisor compared with an expense of $727,000 in 2008.

Dividends

The Board of Directors has decided not to declare a cash dividend for the fourth quarter of 2009. “We expect elevated levels of nonperforming loans and loan loss provisions for the near term as well as other challenges posed by the current economic and regulatory environment,” said Small. “Therefore, we believe that this is a time to conserve capital. We believe that the fundamentals of the Company remain sound, but it will take some time to work through the problem credits precipitated by the recession and current real estate downturn. As we get these troubled assets worked through the system we expect to return to levels of profitability more consistent with the past.”

Total Assets at $2.06 Billion

Total assets at December 31, 2009 were $2.06 billion, compared to $1.96 billion at December 31, 2008. Net loans receivable (excluding loans held for sale) were $1.58 billion at December 31, 2009 compared to $1.59 billion at December 31, 2008. Total cash and cash equivalents were $121.1 million at December 31, 2009 compared with $46.1 million at December 31, 2008, an increase of $75.0 million. Total deposits at December 31, 2009 were $1.58 billion compared to $1.47 billion at December 31, 2008, an increase of $110.3 million. Non-interest bearing deposits at December 31, 2009 were $189.1 million compared to $176.1 million at December 31, 2008. Total stockholders’ equity was $235.2 million at December 31, 2009 compared to $229.2 million at the December 31, 2008. Also at December 31, 2009, goodwill and other intangible assets totaled $63.5 million compared to $64.9 million at December 31, 2008.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, January 19, 2010 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442. A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=128810.

Audio replay of the Internet Web cast will be available at www.fdef.com until January 27, 2010 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 35 full service branches and 47 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
(in thousands)	December 31, 2009	December 31, 2008

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$29,613	$40,980
Interest-bearing deposits	91,503	5,172

	121,116	46,152
Securities
Available-for sale, carried at fair value	137,458	117,575
Held-to-maturity, carried at amortized cost	1,920	886

	139,378	118,461

Loans	1,617,122	1,617,235
Allowance for loan losses	(35,047)	(24,592)

Loans, net	1,582,075	1,592,643
Loans held for sale	10,346	10,960
Mortgage servicing rights	8,958	6,611
Accrued interest receivable	6,851	7,293
Federal Home Loan Bank stock	21,376	21,376
Bank Owned Life Insurance	30,804	28,747
Office properties and equipment	43,597	47,756
Real estate and other assets held for sale	13,527	7,000
Goodwill	56,585	56,585
Core deposit and other intangibles	6,887	8,344
Deferred taxes	1,630	336
Other assets	14,234	5,136

Total Assets	$2,057,364	$1,957,400

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$189,132	$176,063
Interest-bearing deposits	1,391,094	1,293,849

Total deposits	1,580,226	1,469,912
Advances from Federal Home Loan Bank	146,927	156,067
Notes payable and other interest-bearing liabilities	48,398	49,454
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	665	652
Other liabilities	9,914	16,073

Total liabilities	1,822,213	1,728,241
Stockholders’ Equity
Preferred stock, net of discount	36,293	36,133
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	140,675	140,449
Accumulated other comprehensive income (loss)	(158)	(1,904)
Retained earnings	129,967	126,114
Treasury stock, at cost	(72,631)	(72,638)

Total stockholders’ equity	235,151	229,159

Total Liabilities and Stockholders’ Equity	$2,057,364	$1,957,400

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2009	2008	2009	2008
Interest Income:
Loans	$23,473	$24,301	$93,702	$96,522
Investment securities	1,385	1,375	5,773	5,756
Interest-bearing deposits	60	4	149	123
FHLB stock dividends	229	265	955	1,062

Total interest income	25,147	25,945	100,579	103,463
Interest Expense:
Deposits	5,896	7,503	26,102	31,354
FHLB advances and other	1,249	1,572	5,114	6,375
Subordinated debentures	332	462	1,471	1,907
Notes Payable	137	415	570	1,632

Total interest expense	7,614	9,952	33,257	41,268

Net interest income	17,533	15,993	67,322	62,195
Provision for loan losses	6,970	3,824	21,732	12,585

Net interest income after provision for loan losses	10,563	12,169	45,590	49,610
Non-interest Income:
Service fees and other charges	3,514	3,512	13,503	13,268
Mortgage banking income	2,070	(636)	9,747	2,990
Gain on sale of non-mortgage loans	13	3	264	180
Gain on sale or call of securities	5	3	284	22
Impairment on securities	(1,399)	(599)	(3,940)	(3,182)
Insurance and investment sales commissions	1,076	1,115	5,021	5,496
Trust income	109	104	415	448
Income from Bank Owned Life Insurance	219	(428)	557	323
Other non-interest income	(31)	(310)	444	(476)

Total Non-interest Income	5,576	2,764	26,295	19,069
Non-interest Expense:
Compensation and benefits	6,258	6,408	27,759	28,829
Occupancy	1,951	1,922	7,852	7,484
FDIC insurance premium	637	290	3,350	1,082
State franchise tax	326	411	1,994	1,951
Acquisition related charges	—	85	—	1,117
Data processing	1,211	1,274	4,541	4,658
Amortization of intangibles	355	424	1,456	1,459
Other non-interest expense	3,732	2,757	13,433	11,214

Total Non-interest Expense	14,470	13,571	60,385	57,794

Income before income taxes	1,669	1,362	11,500	10,885
Income taxes	49	482	3,241	3,528

Net Income	$1,620	$880	$8,259	$7,357

Dividends Declared on Preferred Shares	(447)	(134)	(1,850)	(134)
Accretion on Preferred Shares	(42)	(11)	(160)	(11)

Net Income Applicable to Common Shares	$1,131	$735	$6,249	$7,212

Earnings per common share:
Basic	$0.14	$0.09	$0.77	$0.91
Diluted	$0.14	$0.09	$0.76	$0.91

Core operating earnings per common share*:
Basic	$0.14	$0.10	$0.77	$1.01
Diluted	$0.14	$0.10	$0.76	$1.00

Average Shares Outstanding:
Basic	8,117	8,117	8,117	7,889
Diluted	8,265	8,117	8,196	7,919

* - See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended December 31,			(Unaudited) Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2009	2008	% change	2009	2008	% change
Summary of Operations

Tax-equivalent interest income (1)	25,434	26,188	(2.9)	101,727	104,360	(2.5)
Interest expense	7,614	9,952	(23.5)	33,257	41,268	(19.4)
Tax-equivalent net interest income (1)	17,820	16,236	9.8	68,470	63,092	8.5
Provision for loan losses	6,970	3,824	82.3	21,732	12,585	72.7
Tax-equivalent NII after provision for loan loss (1)	10,850	12,412	(12.6)	46,738	50,507	(7.5)
Gain on sale or call of securities	5	3	66.7	284	22	1,190.9
Impairment losses on securities	(1,399)	(599)	133.6	(3,940)	(3,160)	24.7
Non-interest income-excluding securities losses	6,970	3,360	107.4	29,951	22,207	34.9
Non-interest expense	14,470	13,571	6.6	60,385	57,794	4.5
Non-interest expense-excluding non-core charges	14,470	13,486	7.3	60,385	56,677	6.5
Acquisition related charges	—	85	NM	—	1,117	NM
Income taxes	49	482	(89.8)	3,241	3,528	(8.1)
Net Income	1,620	880	84.1	8,259	7,357	12.3
Dividends Declared on Preferred Shares	(447)	(134)	233.6	(1,850)	(134)	1,280.6
Accretion on Preferred Shares	(42)	(11)	281.8	(160)	(11)	1,354.5
Net Income Applicable to Common Shares	1,131	735	53.9	6,249	7,212	(13.4)
Core operating earnings (2)	1,620	935	73.3	8,259	8,083	2.2
Tax equivalent adjustment (1)	287	243	18.1	1,148	897	28.0

At Period End
Assets	2,057,364	1,957,400	5.1
Earning assets	1,879,725	1,773,204	6.0
Loans	1,617,122	1,617,235	(0.0)
Allowance for loan losses	35,047	24,592	42.5
Deposits	1,580,226	1,469,912	7.5
Stockholders’ equity	235,151	229,159	2.6

Average Balances
Assets	2,058,218	1,938,461	6.2	2,025,233	1,852,345	9.3
Earning assets	1,852,418	1,730,284	7.1	1,822,277	1,655,725	10.1
Deposits and interest-bearing liabilities	1,805,090	1,718,315	5.1	1,774,772	1,638,426	8.3
Loans	1,600,281	1,591,144	0.6	1,600,729	1,511,877	5.9
Deposits	1,572,399	1,466,366	7.2	1,547,339	1,390,815	11.3
Stockholders’ equity	235,164	201,499	16.7	232,722	190,872	21.9
Stockholders’ equity / assets	11.43%	10.39%	10.0	11.49%	10.30%	11.6

Per Common Share Data
Net Income
Basic	$0.14	$0.09	55.6	$0.77	$0.91	(15.4)
Diluted	0.14	0.09	55.6	0.76	0.91	(16.5)
Core operating earnings (2)
Basic	$0.14	$0.10	43.2	$0.77	$1.01	(23.5)
Diluted	0.14	0.10	40.6	0.76	1.00	(23.9)
Dividends	—	0.17	NM	0.295	0.95	(68.9)
Market Value:
High	$18.93	$14.50	30.6	$18.93	$22.51	(15.9)
Low	10.06	6.00	67.7	3.76	6.00	(37.3)
Close	11.29	7.73	46.1	11.29	7.73	46.1
Book Value	24.39	23.67	3.0	24.39	23.67	3.0
Tangible Book Value	16.57	15.67	5.7	16.57	15.67	5.7
Shares outstanding, end of period (000)	8,118	8,117	0.0	8,118	8,117	0.0

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.82%	3.72%	2.7	3.76%	3.80%	(1.3)
Return on average assets -GAAP	0.31%	0.18%	72.9	0.41%	0.40%	2.7
Return on average assets -Core Operating	0.31%	0.19%	62.7	0.41%	0.44%	(6.5)
Return on average equity- GAAP	2.73%	1.74%	57.3	3.55%	3.85%	(7.9)
Return on average equity- Core Operating	2.73%	1.85%	48.1	3.55%	4.23%	(16.2)
Efficiency ratio (3) -GAAP	58.37%	69.25%	(15.7)	61.35%	67.75%	(9.4)
Efficiency ratio (3) -Core Operating	58.37%	68.82%	(15.2)	61.35%	66.45%	(7.7)
Effective tax rate	2.94%	35.39%	(91.7)	28.18%	32.41%	(13.0)
Dividend payout ratio (basic)	0.00%	188.89%	NM	38.31%	104.40%	(63.3)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Core operating earnings = Net income plus after tax effect of acquisition related and other one-time charges. See Non-GAAP Disclosure Reconciliation.
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance’s ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

Core Operating Earnings	Three months ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2009	2008	2009	2008
Net Income	$1,620	$880	$8,259	$7,357

Acquisition related charges	—	85	—	1,117
Tax effect	—	(30)	—	(391)

After-tax non-operating items	—	55	—	726

Core operating earnings	$1,620	$935	$8,259	$8,083

Acquisition related charges in 2008 reflect charges associated with the acquisition of Pavilion Bancorp.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2009	2008	2009	2008

Gain from sale of mortgage loans	$1,468	$1,587	$8,744	$4,395
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	751	698	$2,860	2,537
Amortization of mortgage servicing rights	(546)	(258)	$(3,171)	(1,266)
Mortgage servicing rights valuation adjustments	397	(2,663)	$1,314	(2,676)

	602	(2,223)	1,003	(1,405)

Total revenue from sale and servicing of mortgage loans	$2,070	$(636)	$9,747	$2,990

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,600,281	$23,517	5.83%	$1,591,144	$24,329	6.08%
Securities	134,576	1,628	4.82%	115,165	1,590	5.20%
Interest Bearing Deposits	96,185	60	0.25%	2,599	4	0.61%
FHLB stock	21,376	229	4.25%	21,376	265	4.93%

Total interest-earning assets	1,852,418	25,434	5.45%	1,730,284	26,188	6.00%
Non-interest-earning assets	205,800			208,177

Total assets	$2,058,218			$1,938,461

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,383,370	$5,896	1.69%	$1,293,560	$7,503	2.31%
FHLB advances and other	146,930	1,249	3.37%	155,954	1,572	4.01%
Other Borrowings	49,649	137	1.09%	59,760	415	2.76%
Subordinated debentures	36,112	332	3.65%	36,235	462	5.07%

Total interest-bearing liabilities	1,616,061	7,614	1.87%	1,545,509	9,952	2.56%
Non-interest bearing deposits	189,029	—	—	172,806	—	—

Total including non-interest-bearing demand deposits	1,805,090	7,614	1.67%	1,718,315	9,952	2.30%
Other non-interest-bearing liabilities	17,964			18,647

Total liabilities	1,823,054			1,736,962
Stockholders’ equity	235,164			201,499

Total liabilities and stockholders’ equity	$2,058,218			$1,938,461

Net interest income; interest rate spread		$17,820	3.58%		$16,236	3.44%

Net interest margin (3)			3.82%			3.72%

Average interest-earning assets to average interest bearing liabilities			115%			112%

	Twelve Months Ended December 31,
	2009			2008
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,600,729	$93,850	5.86%	$1,511,877	$96,627	6.39%
Securities	128,806	6,773	5.23%	117,972	6,548	5.43%
Interest Bearing Deposits	71,366	149	0.21%	5,383	123	2.28%
FHLB stock	21,376	955	4.47%	20,493	1,062	5.18%

Total interest-earning assets	1,822,277	101,727	5.58%	1,655,725	104,360	6.30%
Non-interest-earning assets	202,956			196,620

Total assets	$2,025,233			$1,852,345

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,370,826	$26,102	1.90%	$1,231,363	$31,354	2.55%
FHLB advances and other	146,978	5,114	3.48%	160,407	6,375	3.97%
Other Borrowings	44,247	570	1.29%	50,962	1,632	3.20%
Subordinated debentures	36,208	1,471	4.06%	36,242	1,907	5.26%

Total interest-bearing liabilities	1,598,259	33,257	2.08%	1,478,974	41,268	2.79%
Non-interest bearing deposits	176,513	—	—	159,452	—	—

Total including non-interest-bearing demand deposits	1,774,772	33,257	1.87%	1,638,426	41,268	2.52%
Other non-interest-bearing liabilities	17,739			23,047

Total liabilities	1,792,511			1,661,473
Stockholders’ equity	232,722			190,872

Total liabilities and stockholders’ equity	$2,025,233			$1,852,345

Net interest income; interest rate spread		$68,470	3.50%		$63,092	3.51%

Net interest margin (3)			3.76%			3.80%

Average interest-earning assets to average interest bearing liabilities			114%			112%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008
Summary of Operations
Tax-equivalent interest income (1)	$25,434	$25,796	$25,117	$25,379	$26,188
Interest expense	7,614	7,914	8,643	9,085	9,952
Tax-equivalent net interest income (1)	17,820	17,882	16,474	16,294	16,236
Provision for loan losses	6,970	8,051	3,965	2,746	3,824
Tax-equivalent NII after provision for loan losses (1)	10,850	9,831	12,509	13,548	12,412
Investment securities gains (losses), including impairment	(1,394)	(840)	(750)	(672)	(596)
Non-interest income (excluding securities gains/losses)	6,970	6,396	9,109	7,476	3,360
Non-interest expense	14,470	14,786	16,133	14,996	13,571
Acquisition related charges	—	—	—	—	85
Income taxes	49	(37)	1,539	1,691	482
Net income	1,620	329	2,901	3,408	880
Dividends Declared on Preferred Shares	(447)	(473)	(468)	(463)	(134)
Accretion on Preferred Shares	(42)	(40)	(40)	(38)	(11)
Net Income Applicable to Common Shares	1,131	(184)	2,393	2,907	735
Core operating earnings (2)	1,620	329	2,901	3,408	935
Tax equivalent adjustment (1)	287	309	295	257	243

At Period End
Total assets	$2,057,364	$2,018,598	$2,023,563	$2,010,662	$1,957,400
Earning assets	1,879,725	1,845,134	1,846,689	1,838,397	1,773,204
Loans	1,617,122	1,623,627	1,610,460	1,585,897	1,617,235
Allowance for loan losses	35,047	31,248	25,840	25,694	24,592
Deposits	1,580,226	1,543,085	1,553,144	1,540,235	1,469,912
Stockholders’ equity	235,151	234,529	232,683	230,608	229,159
Stockholders’ equity / assets	11.43%	11.62%	11.50%	11.47%	11.71%
Goodwill	56,585	56,585	56,585	56,585	56,585

Average Balances
Total assets	$2,058,218	$2,029,970	$2,027,760	$1,984,985	$1,938,461
Earning assets	1,852,418	1,826,400	1,828,272	1,782,019	1,730,284
Deposits and interest-bearing liabilities	1,805,090	1,778,223	1,778,848	1,736,933	1,718,315
Loans	1,600,281	1,613,529	1,592,513	1,596,592	1,591,144
Deposits	1,572,399	1,550,369	1,552,533	1,514,059	1,466,366
Stockholders’ equity	235,164	234,241	231,397	230,099	201,499
Stockholders’ equity / assets	11.43%	11.54%	11.41%	11.59%	10.39%

Per Common Share Data
Net Income:
Basic	$0.14	$(0.02)	$0.29	$0.36	$0.09
Diluted	0.14	(0.02)	0.29	0.36	0.09
Core operating earnings (2)
Basic	0.14	(0.02)	0.29	0.36	0.10
Diluted	0.14	(0.02)	0.29	0.36	0.10
Dividends	0.00	0.04	0.085	0.17	0.17
Market Value:
High	$18.93	$18.33	$14.25	$8.95	$14.50
Low	10.06	12.00	6.10	3.76	6.00
Close	11.29	14.91	13.00	6.08	7.73
Book Value	24.39	24.32	24.10	23.85	23.67
Shares outstanding, end of period (in thousands)	8,118	8,118	8,118	8,117	8,117

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.82%	3.88%	3.61%	3.71%	3.72%
Return on average assets -GAAP	0.31%	0.06%	0.57%	0.70%	0.18%
Return on average assets -Core Operating	0.31%	0.06%	0.57%	0.70%	0.19%
Return on average equity- GAAP	2.73%	0.56%	5.03%	6.02%	1.74%
Return on average equity- Core Operating	2.73%	0.56%	5.03%	6.02%	1.85%
Efficiency ratio (3) -GAAP	58.37%	60.90%	63.06%	63.09%	69.25%
Efficiency ratio (3) -Core Operating	58.37%	60.90%	63.06%	63.09%	68.82%
Effective tax rate	2.94%	-12.67%	34.66%	33.16%	35.39%
Common dividend payout ratio (basic)	0.00%	-200.00%	29.31%	47.22%	188.89%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	See Non-GAAP Disclosure Reconciliation
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008
Loan Portfolio Composition
One to four family residential real estate	$227,592	$233,958	$238,000	$241,119	$251,807
Construction	48,626	53,605	44,670	50,534	72,938
Commercial real estate	806,889	802,434	768,636	764,841	755,740
Commercial	379,408	371,881	382,434	350,070	356,574
Consumer finance	34,105	36,416	38,074	38,676	41,012
Home equity and improvement	147,977	150,379	151,213	156,668	161,106

Total loans	1,644,597	1,648,673	1,623,027	1,601,908	1,639,177
Less:
Loans in process	26,494	23,957	11,602	14,954	20,892
Deferred loan origination fees	981	1,089	965	1,057	1,050
Allowance for loan loss	35,047	31,248	25,840	25,694	24,592

Net Loans	$1,582,075	$1,592,379	$1,584,620	$1,560,203	$1,592,643

Allowance for loan loss activity
Beginning allowance	31,248	25,840	25,694	24,592	$23,445
Provision for loan losses	6,970	8,051	3,965	2,746	3,824
Credit loss charge-offs:
One to four family residential real estate	884	744	505	148	369
Commercial real estate	1,912	1,152	2,066	669	1,480
Commercial	354	658	950	702	593
Consumer finance	75	39	83	123	224
Home equity and improvement	134	196	301	130	57

Total charge-offs	3,359	2,789	3,905	1,772	2,723
Total recoveries	188	146	86	128	46

Net charge-offs (recoveries)	3,171	2,643	3,819	1,644	2,677

Ending allowance	$35,047	$31,248	$25,840	$25,694	$24,592

Credit Quality
Non-accrual loans	$41,191	$35,490	$35,528	$29,473	$28,017
Restructured loans, accruing	6,715	4,574	4,845	7,199	6,250

Total non-performing loans (1)	47,906	40,064	40,373	36,672	34,267
Real estate owned (REO)	13,527	9,352	8,567	7,839	7,000

Total non-performing assets (2)	$61,433	$49,416	$48,940	$44,511	$41,267

Net charge-offs	3,171	2,643	3,819	1,644	2,677

Allowance for loan losses / loans	2.17%	1.92%	1.60%	1.62%	1.52%
Allowance for loan losses / non-performing assets	57.05%	63.23%	52.80%	57.73%	59.59%
Allowance for loan losses / non-performing loans	73.16%	78.00%	64.00%	70.06%	71.77%
Non-performing assets / loans plus REO	3.77%	3.03%	3.02%	2.79%	2.54%
Non-performing assets / total assets	2.99%	2.45%	2.42%	2.21%	2.11%
Net charge-offs / average loans (annualized)	0.79%	0.66%	0.96%	0.41%	0.67%

Deposit Balances
Non-interest-bearing demand deposits	$189,132	$174,145	$180,035	$163,855	$176,063
Interest-bearing demand deposits and money market	499,575	477,566	456,177	413,104	374,488
Savings deposits	130,156	132,333	135,821	132,590	132,145
Retail time deposits less than $100,000	550,172	544,957	568,595	608,811	578,245
Retail time deposits greater than $100,000	163,838	166,787	165,401	171,588	170,485
National/Brokered time deposits	47,353	47,297	47,115	50,287	38,486

Total deposits	$1,580,226	$1,543,085	$1,553,144	$1,540,235	$1,469,912

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

December 31, 2009
One to four family residential real estate	$227,592	$215,211	$4,331	$5,349	$2,701
Construction	48,626	47,951	—	675	—
Commercial real estate	806,889	775,603	3,280	24,042	3,964
Commercial	379,408	367,592	1,151	10,615	50
Consumer finance	34,105	33,669	377	59	—
Home equity and improvement	147,977	145,481	2,045	451	—

Total loans	$1,644,597	$1,585,507	$11,184	$41,191	$6,715

September 30, 2009
One to four family residential real estate	$233,958	$221,077	$4,637	$5,839	$2,405
Construction	53,605	53,340	71	194	—
Commercial real estate	802,434	765,469	11,570	23,279	2,116
Commercial	371,881	363,739	2,525	5,564	53
Consumer finance	36,416	35,913	454	49	—
Home equity and improvement	150,379	147,031	2,783	565	—

Total loans	$1,648,673	$1,586,569	$22,040	$35,490	$4,574

December 31, 2008
One to four family residential real estate	$251,807	$241,446	$4,676	$4,584	$1,101
Construction	72,938	72,814	52	72	—
Commercial real estate	755,740	728,150	5,406	19,979	2,205
Commercial	356,574	349,078	1,671	2,881	2,944
Consumer finance	41,012	40,428	515	69	—
Home equity and improvement	161,106	155,650	5,024	432	—

Total loans	$1,639,177	$1,587,566	$17,344	$28,017	$6,250